April 14, 2025
Sezzle to Announce First Quarter 2025 Results and Participate in Upcoming Investor Conferences

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, will release its first quarter 2025 results after the market close on May 7, 2025. The Company will host a conference call and webcast at 5:00pm ET that same day.

A replay will be available on the investor relations website following the call.

Conference Call Registration
Participants can register for the conference call or webcast by navigating to:
https://dpregister.com/sreg/10198853/feef6e099b

Upon registration, attendees will receive dial-in credentials and a link to the live webcast.

Earnings Presentation and Q&A
Sezzle’s first quarter 2025 earnings presentation will be available shortly after market close on May 7th via the Company’s Investor Relations website. Investors are encouraged to submit questions in advance of the call by emailing: investorrelations@sezzle.com.

Upcoming Investor Conference Participation
Sezzle Management will participate in the following investor conferences in May:
•    May 12, 2025: The 20th Annual Needham Technology, Media, & Consumer 1×1 Conference.
•    May 21-22, 2025: B. Riley Securities 25th Annual Investor Conference.

The Company’s latest Investor Presentation will be available on its Investor Relations page ahead of the conferences.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 investorrelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

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